Exhibit (e)(2)

EIGHTEENTH AMENDMENT TO ETF DISTRIBUTION AGREEMENT

This eighteenth amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”) novated as of September 30, 2021, by and between Simplify Exchange Traded Funds (“Trust”) and Foreside Financial Services, LLC (“Foreside”) is entered into with effect as of November 14, 2025 (the “Effective Date”).

WHEREAS, Trust and Foreside (“Parties”) desire to amend Exhibit A of the Agreement to reflect an updated Funds list; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.	Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

SIMPLIFY EXCHANGE TRADED FUNDS		FORESIDE FINANCIAL SERVICES, LLC

By:	/s/	By:	/s/
	Paul Kim, President		Teresa Cowan, President

EXHIBIT A

1	Simplify US Equity PLUS Convexity ETF
2	Simplify US Equity PLUS Downside Convexity ETF
3	Simplify US Equity PLUS Upside Convexity ETF
4	Simplify Volt TSLA Revolution ETF (formerly Simplify Volt RoboCar Disruption and Tech ETF)
5	Simplify US Equity PLUS Bitcoin Strategy ETF (formerly, Simplify US Equity PLUS GBTC ETF)
6	Simplify Volatility Premium ETF
7	Simplify Interest Rate Hedge ETF
8	Simplify Intermediate Term Treasury Futures Strategy ETF
9	Simplify Health Care ETF
10	Simplify Hedged Equity ETF
11	Simplify Macro Strategy ETF
12	Simplify High Yield PLUS Credit Hedge ETF
13	Simplify Aggregate Bond ETF
14	Simplify Managed Futures Strategy ETF
15	Simplify Bitcoin Strategy PLUS Income ETF
16	Simplify Short Term Treasury Futures Strategy ETF
17	Simplify Enhanced Income ETF
18	Simplify Treasury Option Income ETF (formerly Simplify Stable Income ETF)
19	Simplify Propel Opportunities ETF
20	Simplify Conservative Allocation ETF
21	Simplify Moderate Allocation ETF
22	Simplify Growth Allocation ETF
23	Simplify Income Allocation ETF
24	Simplify Commodities Strategy No K-1 ETF
25	Simplify Market Neutral Equity Long/Short ETF
26	Simplify Multi-QIS Alternative ETF
27	Simplify Opportunistic Income ETF
28	Simplify MBS ETF
29	Simplify US Equity PLUS QIS ETF
30	Simplify Tara India Opportunities ETF

A-1

31	Simplify Next Intangible Core Index ETF
32	Simplify Next Intangible Value Index ETF
33	Simplify Gamma Emerging Market Bond ETF
34	Simplify National Muni Bond ETF
35	Simplify Wolfe Alpha Capture ETF
36	Simplify Wolfe US Equity 150/50 ETF
37	Simplify Wolfe Market Neutral SHIELD ETF
38	Simplify Wolfe Market Neutral Quality ETF
39	Simplify Tactical US ETF
40	Simplify China A Shares PLUS Income ETF
41	Simplify Gold Strategy PLUS Income ETF
42	Simplify US Small Cap PLUS Income ETF
43	Simplify Currency Strategy ETF
44	Simplify Bond Bull ETF (formerly Simplify Downside Interest Rate Hedge Strategy ETF)
45	Simplify Target 15 Distribution ETF
46	Simplify Ancorato Target 25 Distribution ETF
47	Simplify Barrier Income ETF
48	Simplify Piper Sandler US Small-Cap PLUS Income ETF
49	Simplify Kayne Anderson Energy and Infrastructure Credit ETF
50	Simplify VettaFi Small Cap Dividend Initiators ETF
51	Simplify VettaFi Developed ex US Dividend Initiators ETF
52	Simplify VettaFi Large Cap Dividend Initiators ETF
53	Simplify Government Money Market ETF
54	Simplify VettaFi Private Credit Strategy ETF
55	Simplify Prime Money Market ETF
56	Simplify Chinese Commodities Strategy No K-1 ETF
57	Simplify US Equity PLUS Managed Futures Strategy ETF
58	Simplify Nasdaq-100 Hedged Equity™ Index ETF

A-2